EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated February 8, 2006 relating to the consolidated financial statements of GeoMet, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for asset retirement obligations in 2003) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Houston, Texas

February 8, 2006